UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 10, 2014

JANEL WORLD TRADE, LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-60608	86-1005291
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

150-14 132nd Avenue, Jamaica, New York 11434

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (718) 527-3800

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

Subscription Agreement

On September 10, 2014, Janel World Trade, Ltd. (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with Oaxaca Group LLC (the “Investor”) for the sale to the Investor of 250,000 shares of the Company’s Series C Cumulative Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), at a purchase price of $10.00 per share, or an aggregate of $2,500,000. The Investor beneficially owns 50.2% of the Company’s common stock, which includes exercisable warrants to purchase 12,500,000 shares of the Company’s common stock.

The Company issued the shares of Series C Preferred Stock on the same date. Such shares were sold to an accredited investor in a private placement in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 and Regulation D promulgated thereunder. The Company used the proceeds from the sale for the acquisition of all of the equity interests (“Acquisition”) of Alpha International, LP, a New York limited partnership (“AILP”), and PCL Transport, LLC, a New Jersey limited liability company (“PCL”), as more fully described in the Company’s Current Report on Form 8-K filed on August 21, 2014 and Item 2.01 of this Current Report on Form 8-K (this “Form 8-K”).

Loan Amendment

As previously disclosed in a Current Report on Form 8-K filed on April 2, 2014, the Company and certain of its wholly-owned subsidiaries (“Janel Borrowers”) are party to a Loan and Security Agreement with Presidential Financial Corporation (“Presidential”), pursuant to which the Janel Borrowers were permitted to borrow up to $3.5 million, with an advance rate of 70% of the Janel Borrowers’ aggregate outstanding eligible accounts receivable, subject to adjustment as set forth in the Loan and Security Agreement. The Janel Borrowers issued a Demand Secured Promissory Note in favor of Presidential for the credit facility. After completion of the Acquisition, the Janel Borrowers, AILP and PCL entered into a First Amendment to the Demand Secured Promissory Note and the Loan and Security Agreement, dated September 10, 2014 (“Loan Amendment”), with Presidential, which Loan Amendment among other things, (1) adds AILP and PCL as co-borrowers, (2) increases the line of credit available to the Janel Borrowers (now including AILP and PCL) from $3.5 million to $5.0 million and (3) increases the advance rate from 70% to 85%.

Employment Agreement and Stock Option Agreement

In connection with the Acquisition, the Company entered into an employment agreement with John Joseph Gonzalez II to serve as a Senior Managing Director of the Company’s Northeast Region. The initial term of the employment agreement ends on September 10, 2017, and thereafter will renew for 1-year terms unless either party provides notice that it does not wish to renew. The Company will pay Mr. Gonzalez an annual salary of $200,000. The employment agreement also provides that Mr. Gonzalez is entitled to typical employee benefits and contains customary restrictive covenants.

Pursuant to the employment agreement and in consideration of his acceptance of employment with the Company, the Company granted to Mr. Gonzalez the option to purchase 2,000,000 shares of the Company’s common stock at a purchase price of $0.0849 per share. The option vests in three installments: On each of September 10, 2015 and 2016, the option becomes exercisable with respect to 666,667 shares and on September 10, 2017, the option becomes exercisable with respect to the remaining 666,666 shares. Upon termination of Mr. Gonzalez’s employment, all unvested options terminate immediately and all unexercised options may be exercised for 90 days thereafter, except that if Mr. Gonzalez is terminated by reason of dishonesty, commission of a felony or an intentional act that has a material adverse effect on the Company or if Mr. Gonzalez accepts employment with a competitor of the Company without the Company’s consent, then all unexercised options terminate immediately. Such options were issued in a private placement in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 and Regulation D promulgated thereunder.

The foregoing descriptions of the Subscription Agreement, Loan Amendment, Employment Agreement and Stock Option Agreement are qualified in their entirety by the terms of the Subscription Agreement, Loan Amendment, Employment Agreement and Stock Option Agreement attached hereto as Exhibits 10.2, 10.3, 10.4 and 10.5, respectively.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously reported on the Company’s Current Report on Form 8-K filed on August 21, 2014, the Company entered into an Equity Interest Purchase Agreement (“EIPA”), dated August 18, 2014, by and among the Company, its wholly owned subsidiaries, The Janel Group of New York, Inc., a New York corporation and Janel Alpha GP LLC, a Delaware limited liability company, Alpha Logistics, LLC, a New Jersey limited liability company, AILP, PCL, and the principal owners of AILP and PCL, John Joseph Gonzalez II and Cathleen Margaret Gonzalez. On September 10, 2014, the Company completed the acquisition of all of the equity interests of AILP and PCL pursuant to the terms of the EIPA. As consideration for the equity interests, the Company paid $4,358,773 to the former owners of AILP and PCL at closing. The former owners of AILP and PCL may receive additional consideration over the next three years for their equity interests as follows:

•	$500,000 to be paid following the first anniversary of the closing provided that Mr. Gonzalez is still employed by the Company (or pro rata if the employment was terminated prior to that date);

•	$500,000, plus an amount equal to 40% of the amount by which the Company’s EBITDA exceeds $1.0 million to be paid following the second anniversary of the closing, provided that Mr. Gonzalez is still employed by the Company (or pro rata if the employment was terminated prior to that date) and the Company’s EBITDA for the year then ended is more than $1.0 million; and

•	$500,000, plus an amount equal to 40% of the amount by which such the Company’s EBITDA exceeds $1.0 million to be paid following the third anniversary of the closing, provided that Mr. Gonzalez is still employed by the Company (or pro rata if the employment was terminated prior to that date) and the Company’s EBITDA for the year then ended is more than $1.0 million.

As disclosed in Item 1.01 above, the Company used funds it received from the sale of Series C Preferred Stock to the Investor toward payment of the purchase price at closing.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item is described in Item 2.01 above.

Item 3.02.	Unregistered Sales of Equity Securities.

The information required by this Item is described in Item 1.01 above.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2014, Noel J. Jannello resigned from his position as a director of the Company to focus on his responsibilities as Vice President and an operations executive of the Company. On September 12, 2014 the Board elected Brendan Killackey to fill the vacancy created by such resignation.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired:

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date upon which this Form 8-K must be filed.

(b)	Pro forma financial information:

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date upon which this Form 8-K must be filed.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Equity Interest Purchase Agreement, dated August 18, 2014, by and among Janel World Trade, Ltd., The Janel Group of New York, Inc., Janel Alpha GP LLC, Alpha Logistics, LLC, Alpha International, LP, PCL Transport, LLC, John Joseph Gonzalez II and Cathleen Margaret Gonzalez.

10.2	Subscription Agreement, dated September 10, 2014, by and between Janel World Trade, Ltd. and Oaxaca Group LLC.

10.3	First Amendment to the Demand Secured Promissory Note and the Loan and Security Agreement, dated September 10, 2014, by and among Janel World Trade, Ltd., The Janel Group of New York, The Janel Group of Illinois, The Janel Group of Georgia, The Janel Group of Los Angeles, Janel Ferrara Logistics, LLC, Alpha International, LP, PCL Transport, LLC and Presidential Financial Corporation.

10.4	Employment Agreement, dated September 10, 2014, by and between Janel World Trade, Ltd. and John Joseph Gonzalez II.

10.5	Stock Option Agreement, dated September 10, 2014, by and between Janel World Trade, Ltd. and John Joseph Gonzalez II.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JANEL WORLD TRADE, LTD.
(Registrant)

Date: September 16, 2014	By:	/s/ William J. Lally
William J. Lally
Chief Executive Officer